UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2025

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas E. McChesney Resignation

On December 12, 2025 and effective December 12, 2025, Mr. Thomas E. McChesney (“Mr. McChesney”), a member of the Board of Directors (“Board”), Audit Committee, and Nominating and Corporate Governance Committee and the chairman of the Compensation Committee of Golden Matrix Group, Inc. (the “Company”, “we” and “us”), entered into a Director Separation Agreement (the “McChesney Director Separation Agreement”) with the Company pursuant to which (i) Mr. McChesney resigned from all of his Board and committee positions, (ii) the Company paid Mr. McChesney $60,000 in cash consideration for past services rendered as a member of the Board and in lieu of 2025 Board incentive compensation which he was eligible to earn, and (iii) all unvested restricted stock units (RSUs) previously granted to Mr. McChesney were forfeited. The McChesney Director Separation Agreement includes a customary mutual release and additional customary confidentiality and mutual non-disparagement provisions, subject to customary exclusions.

Mr. McChesney’s resignation was not the result of any dispute or disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

The foregoing summary of the McChesney Director Separation Agreement is a summary only and is qualified in its entirety by reference to the McChesney Director Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference into this Item 5.02 in its entirety.

The Board has commenced a process to identify and evaluate potential candidates to fill the vacancy on the Board created by Mr. McChesney’s departure and the independent director vacancy created by Mr. William Scott’s prior appointment as Interim Chief Executive Officer. The Company intends to appoint successor independent directors as soon as practicable, in accordance with the Company’s bylaws and applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Director Separation Agreement dated December 12, 2025 by and between Golden Matrix Group, Inc. and Thomas E. McChesney
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: December 18, 2025	By:	/s/ Rich Christensen
Rich Christensen
Chief Financial Officer

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